
<ARTICLE> 5
<LEGEND>
This schedule contains summary information from the consolidated balance sheets, consolidated statements of income and the notes to the consolidated financial statements on pages 2 through 12 of the Company's Quarterly
Report on Form 10-Q for the period ended September 30, 2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               SEP-30-2000
<CASH>                                             256
<SECURITIES>                                         0
<RECEIVABLES>                                     1355
<ALLOWANCES>                                        77
<INVENTORY>                                       1240
<CURRENT-ASSETS>                                  2877
<PP&E>                                            5239
<DEPRECIATION>                                    2344
<TOTAL-ASSETS>                                   10861
<CURRENT-LIABILITIES>                             2777
<BONDS>                                           4133
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           780
<OTHER-SE>                                        1723
<TOTAL-LIABILITY-AND-EQUITY>                     10861
<SALES>                                           5470
<TOTAL-REVENUES>                                  5470
<CGS>                                             4367
<TOTAL-COSTS>                                     4822
<OTHER-EXPENSES>                                     4
<LOSS-PROVISION>                                    25
<INTEREST-EXPENSE>                                 291
<INCOME-PRETAX>                                    128
<INCOME-TAX>                                        50
<INCOME-CONTINUING>                                 63
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        63
<EPS-BASIC>                                        .49
<EPS-DILUTED>                                      .49<F1>

<F1>Diluted EPS for the nine months ended September 30, 2000 is the same as
Basic EPS due to the anti-dilutive effect from assumed conversion of average outstanding convertible preferred stock and the addback of preferred dividends.

